EXHIBIT 23.1




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Employee Stock Purchase Plan of VLSI Technology, Inc. of our report dated January 13, 1998, with respect to the consolidated financial statements and schedule of VLSI Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 26, 1997, filed with the Securities and Exchange Commission.


_/s/___ Ernst & Young LLP

San Jose, California
July 27, 1998